Exhibit 10.09

The Alphabet Inc. Company Bonus Plan was amended for administrative reasons on October 18, 2022 in order to align with the Company’s transition to an annual performance management cycle, including a shift in the compensation planning and payout timeline, and to incorporate other administrative updates.

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ALPHABET INC.
COMPANY BONUS PLAN
(As amended on October 18, 2022)
1.    INTRODUCTION
a.    PURPOSE OF THE ALPHABET INC. COMPANY BONUS PLAN

The Alphabet Inc. Company Bonus Plan is intended to reward Participants for individual, team, organization and/or Company achievements. The Plan should motivate Participants (i) to perform to the best of their abilities, and (ii) to achieve the objectives of Alphabet, a Participating Affiliate, an organization and/or a team. Participation in the Plan and the payment of any sums hereunder shall be in the sole and absolute discretion of Alphabet Inc. or the applicable Participating Affiliate.
The Plan is applicable to all Eligible Employees regardless of location.

b.    EFFECTIVE DATE

The Plan, as amended and restated, is effective beginning October 18, 2022 and continuing until it is modified, suspended or terminated in accordance with terms outlined herein.
2.    DEFINITIONS
“Affiliate” means any corporation or other entity (including, but not limited to, partnerships and joint ventures) controlled by Alphabet. For purposes of this definition, “control” shall have the meaning given to such term under Rule 405 under the Securities Act of 1933, as amended.

“Alphabet” means Alphabet Inc. or any successor thereto.

“Bonus Award” refers to a cash award made to a Participant under this Plan, including but not limited to a cash award for Performance during the applicable Performance Period.

“Bonus Eligible Salary” refers to a proxy value that is used for the calculation of a Participant’s Bonus Award, where such a value is needed to calculate such Bonus Award. If a Participant is on a Leave of Absence during the Performance Period, his or her Bonus Eligible Salary may be reduced by the Company pro-rata based on the duration of active employment as permitted by applicable law.

"Bonus Entitlement Date," with respect to a Performance Period, means the date set forth in Section 3(a) through which the employee must work in order to be eligible for a Bonus Award.

“Board” means the Board of Directors of Alphabet.

“Committee” means the LDICC in respect of Alphabet and the committee or other persons performing similar functions to the LDICC in respect of a Participating Affiliate, as applicable.

“Company” shall mean either Alphabet or a Participating Affiliate, as applicable, in respect of its Eligible Employees.

“Disability” means total and permanent disability as defined in the U.S. Department of Treasury Regulation section 1.409A-3(i)(4)(i)(A), provided that the Company in its discretion may determine whether a permanent and total disability exists.

“Eligible Employee” means an employee of the Company who satisfies the eligibility requirements set forth in Section 3.

“Individual Multiplier” refers to the factor in the Payout Formula relating to a Participant’s performance, as determined in the discretion of the Participant’s manager, Company management or the Committee, as applicable. A Participant’s Performance Score is one factor used to determine the Participant’s Individual Multiplier.

“Leave of Absence” refers to a period when an employee is not actively engaged in rendering services pursuant to a Company-approved leave of absence and is measured in days not worked.

“LDICC” refers to the Leadership Development, Inclusion and Compensation Committee of the Board.

“Participant” means as to any Performance Period, an Eligible Employee who has been selected by the Committee, in its sole discretion, for participation in the Plan for that Performance Period.

“Participating Affiliate” means any Affiliate who has opted to pay cash bonuses to its employees pursuant to the Plan and has notified the LDICC.

“Payout Formula” means as to any Performance Period, the formula, goal(s), metric(s) and/or criteria used to determine the amount of the Bonus Award, if any, to be paid to a Participant. The formula may differ from Participant to Participant.

“Performance” refers to the achievement of an individual, team, organization and/or the Company, as applicable, based on objective (financial and nonfinancial) or subjective metrics in a given Performance Period.

“Performance Period” refers to the period of time for which a Bonus Award or portion thereof is calculated, as determined by the Committee in its sole discretion.

“Performance Score” is a rating for performance set by a Participant’s manager, Company management or the Committee, as applicable, generally based upon achievement of pre-established performance goals over the course of the Performance Period.  The individual’s performance rating is then calibrated with other relevant peer ratings to determine a Participant’s Performance Score.  To be eligible for a Performance Score, an employee must be actively engaged in rendering services (i.e., not on a Leave of Absence) for a period defined by the Company in its discretion.

“Plan” means the Alphabet Inc. Company Bonus Plan, as set forth in this instrument and as hereafter amended from time to time.

“Target Award” refers to the product of Target Bonus Percentage and Bonus Eligible Salary, or to another on-target award offered to a Participant.

“Target Bonus Percentage” means, as to any Participant, a percentage determined based on the Participant’s role, level and location.  Changes to the Target Bonus Percentage are within the Company’s sole discretion but any changes will be communicated to the Participant.

“Termination of Employment” means a cessation of the employee-employer relationship between an employee and the Company for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, or the disaffiliation of an Affiliate.
3.    ELIGIBILITY REQUIREMENTS
Participation in this Plan is at the sole and absolute discretion of the Company. To be considered for a discretionary Bonus Award hereunder, an employee of the Company must satisfy each of the following eligibility requirements:

a.    For a Performance Period commencing prior to January 1, 2023, the employee must work for the Company as a regular employee in a Plan-eligible position and must be employed as a regular employee on the last day of the Performance Period (unless otherwise determined by the Committee), except where such a service requirement is limited by local laws. For a Performance Period commencing on or after January 1, 2023, the employee must work for the Company as a regular employee in a Plan-eligible position and must be employed as a regular employee on the first day of the third month following the end of the Performance Period (unless otherwise determined by the Committee), except where such a service requirement is limited by local laws.
b.    The employee must not be providing services to the Company as a temporary employee, intern or as an independent contractor, consultant, or agent, under a written or oral contract or purchase order, and must not be classified by the Company as a temporary employee, independent contractor, consultant, or agent (whether or not such classification is upheld upon review by a governmental, judicial or other agency, or by an arbitrator).
c.    The employee must not participate in any other sales bonus or similar annual bonus plan of the Company (unless otherwise determined by the Committee).
d.    The employee must follow the Company’s Code of Conduct as well as other appropriate standards of business conduct, as determined by the Company in its sole discretion.
Without limiting the authority and discretion of Company management or the Committee, as applicable, to determine a Participant’s Individual Multiplier and the authority and discretion of the Company under Section 4(a), a Participant’s continued satisfaction of the foregoing eligibility requirements throughout the applicable Performance Period is only one factor that may be considered by Company management or the Committee, as applicable, in determining the Participant’s Individual Multiplier and by the Company in determining whether to eliminate or reduce the Bonus Award payable to the Participant below that which otherwise would be payable under the Payout Formula pursuant to Section 4(a).
4.    BONUS AWARD
a.    DETERMINATION OF BONUS AWARD
The Company, in its sole discretion, shall establish a Payout Formula for purposes of determining the Bonus Award payable to each Participant. The Payout Formula may include, but is not limited to, the following factors: Bonus Eligible Salary, Individual Multiplier, Performance, and/or other goals or metrics, as determined by the Company in its sole discretion.
Notwithstanding any contrary provision of the Plan, the Company, in its sole discretion, may (i) eliminate or reduce the Bonus Award payable to any Participant below that which otherwise would be payable under the Payout Formula, including through the exercise of discretion by management or the Committee, as applicable and (ii) increase the Bonus Award payable to any Participant above that which otherwise would be payable under the Payout Formula, including through the exercise of discretion by management or the Committee, as applicable.
b.    RIGHT TO RECEIVE PAYMENT
Each Bonus Award that may become payable under the Plan shall be paid solely from the general assets of the Company. Nothing in this Plan shall be construed to create a trust or to establish or evidence any Participant’s claim of any right to payment of a Bonus Award other than as an unsecured general creditor with respect to any payment to which he or she may be entitled. The Company does not make any pre-payments or advances on bonus.

c.     TIMING OF PAYMENT
The payment of each Bonus Award with a Performance Period commencing prior to January 1, 2023 shall be made in the two and one half month period immediately following the end of the calendar year in which the applicable Bonus Entitlement Date occurs. The payment of each Bonus Award with a Performance Period commencing on or after January 1, 2023 shall be made in the first calendar year commencing after the last day of such Performance Period.

d.    PAYMENT IN THE EVENT OF DEATH OR DISABILITY
Subject to applicable laws, if, on or following the Bonus Entitlement Date but before payment of the Bonus Award, a Participant dies or incurs a Disability, then the Bonus Award shall be paid, in the case of death, to his or her estate or his or her beneficiary pursuant to Section 8(e), and in the case of Disability, to the Participant or any other person authorized under applicable law, in each case at the time that Bonus Awards are otherwise paid pursuant to Section 4(c). If a Participant dies or incurs a Disability before the Bonus Entitlement Date, then his or her estate or his or her beneficiary pursuant to Section 8(e) in the case of death, and the Participant or any other person authorized under applicable law in the case of Disability, will receive a pro rata portion of the Target Award (a “Prorated Award”), prorated based on the number of days the Participant worked during the Performance Period. The Prorated Award shall be paid in the two and one half month period immediately following the end of the calendar year in which the Participant’s death or Disability occurs.
5.    ADMINISTRATION
a.    COMMITTEE AS ADMINISTRATOR
The Plan shall be administered by the Committee, or its delegate. The Committee shall consist of not less than two (2) members. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or part of its authority and powers under the Plan to one or more directors and/or officers of the Company.

b.    COMMITTEE AUTHORITY AND POWERS

It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (i) determine which Eligible Employees shall be granted Bonus Awards, (ii) prescribe the terms and conditions of Bonus Awards, (iii) interpret the Plan and the Bonus Awards, (iv) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Eligible Employees who are foreign nationals or employed outside of the United States, (v) adopt rules for the administration, interpretation and application of the Plan that are consistent therewith, (vi) interpret, amend or revoke any such rules, (vii) determine the Bonus Entitlement Date with respect to any Performance Period, and (viii) determine the duration of any Performance Period. No member of the Committee, or any person chosen as delegate by the Committee, shall be liable to any Eligible Employee or Participant for any action, omission, or determination related to the Plan.
6.    SECTION 409A APPLICABILITY AND COMPLIANCE
Except under certain limited circumstances, the payments under this Plan are intended to be exempt from Section 409A of the Internal Revenue Code, as amended (“Section 409A”), under the “short term deferral” exemption. If any payment is made outside of this exemption, such payment is intended to be paid and provided in compliance with Section 409A (unless otherwise determined by the Committee), including without limitation, that such payment must be made in accordance with IRS Treasury Regulation section 1.409A-3(d), by no later than the last day of the calendar year containing the payment date specified in Section 4. Notwithstanding anything to the contrary, the Plan shall be interpreted, operated and administered in a manner consistent with these intentions, but in no event does the Company guarantee such compliance.
7.    PAYMENT IN FOREIGN JURISDICTIONS
    Notwithstanding anything to the contrary in Sections 3 and 4 above, if any Bonus Award is payable to a Participant who is a foreign national or employed outside of the United States (U.S.), and who is not subject to U.S. tax laws, such payment may be determined and paid pursuant to the terms of any applicable local law, labor agreement or contract (or as otherwise determined by the Committee).
8.    GENERAL PROVISIONS
a.    CHANGES IN THE PLAN
    The Board or the LDICC or any delegate of the LDICC, each in its sole discretion with or without notice, may revise, change, amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason during or at the end of any Performance Period; provided that, unless approved by the Committee of a Participating Affiliate, no such actions shall affect the Plan for any Performance Period during which such action takes place in respect of such Participating Affiliate’s Participants. For purposes of clarification and without limiting the foregoing, the Committee or the delegate of the Company in its sole discretion may amend or cancel any outstanding Bonus Awards except to the extent prohibited by applicable law.
b.    TAX WITHHOLDING
The Company shall withhold all applicable taxes from any Bonus Awards made under the Plan, including any federal, state/provincial and local taxes and mandatory social charges.

c.    NO EFFECT ON EMPLOYMENT

Nothing in the Plan shall interfere with or limit in any way the right of the Company to: (i) terminate any Participant’s employment or service as permitted by applicable law, or (ii) to increase or decrease any Participant’s base salary or other compensation. Further, nothing contained herein shall be considered a guarantee of employment for any duration except to the extent required by applicable law or existing contractual obligations.
d. ENTIRE UNDERSTANDING
Except as expressly set forth herein, this Plan, as it may be modified in accordance with the foregoing, constitutes the entire writing and understanding regarding the subject matter of this Plan and supersedes all prior bonus and incentive plans, whether maintained by Alphabet or any Participating Affiliate, and any written, and/or oral agreement, understanding, or representations, in each case regarding the subject matter of this Plan. All Bonus Awards under this Plan are fully discretionary payments. Participation in this Plan during any Performance Period will not convey any entitlement to participate in this or future plans or to the same or similar bonus benefits, nor does this Plan constitute a guarantee or establish an obligation for the Company to maintain a similar plan or award similar bonus benefits in the future. Bonus Awards under this Plan are a discretionary and extraordinary item of compensation that are outside the normal, regular or expected compensation, and in no way represent any portion of a Participant’s salary, compensation, or other remuneration for the purpose of calculating any of the following payments: termination, severance, redundancy, end-of-service premiums, bonuses; long-service awards; overtime premiums; pension or retirement benefits; and any other similar payments and extra benefits; provided that, Bonus Awards are treated as eligible compensation pursuant to, and in accordance with the terms of, the Google LLC 401(k) Savings Plan.
e.    BENEFICIARY DESIGNATIONS

If permitted by the Committee, a Participant under the Plan may name a beneficiary or     beneficiaries to whom any Bonus Award or portion thereof shall be paid in the event of the Participant’s death during the applicable Performance Period or following the applicable Performance Period but prior to the applicable payment date pursuant to Section 4(d). Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any such Bonus Award shall be paid to the Participant’s estate.
f.        SUCCESSORS

All obligations of the Company with respect to Bonus Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise.

g.    NON-TRANSFERABILITY OF AWARD
No Bonus Award may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution to the extent permitted by Section 4(d). Any attempt to effect such a prohibited transfer shall be void.
h.    GOVERNING LAW
The Plan and all Bonus Awards shall be construed in accordance with and governed by the laws of the state of California, but without regard to its conflict of law provisions.
9.    APPROVAL OF THE PLAN

This Plan is amended and restated, effective October 18, 2022.